SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 29, 1998

                              SPORTSLINE USA, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

      0-23337                                           65-0470894
(Commission File Number)                    (I.R.S. Employer Identification No.)

         6340 N.W. 5TH WAY
      FORT LAUDERDALE, FLORIDA                                          33309
 (Address of principal executive offices)                             (Zip Code)

                                 (954) 351-2120
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

                                Page 1 of 2 Pages
                             Exhibit Index at Page 2
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ITEM 5.           OTHER EVENTS.

                  On June 29, 1998, SportsLine USA, Inc., a Delaware corporation (the "Company"), pursuant to an Agreement and Plan of Merger (the "Agreement") by and among the Company, SportsLine Golf Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of the Company ("Merger Sub"), International Golf Outlet, Inc., a Texas corporation ("IGO"), Jack Shanklin and David Schofman (the "IGO Shareholders"), acquired all of the outstanding capital stock of IGO, pursuant to which Merger Sub was merged with and into IGO, with the result that IGO has become a wholly-owned subsidiary of the Company (the "Merger").

                  Pursuant to the Merger, all outstanding shares of capital stock of IGO were converted into an aggregate of 46,924 shares of Common Stock, $0.01 par value per share, of the Company and $350,000 cash. In addition, under the terms of the Agreement, the Company may issue up to an additional 42,658 shares of Common Stock of the Company to the IGO Shareholders if IGO meets certain revenue and earnings targets over the next three years. The acquisition will be accounted for under the "purchase method"' whereby the majority of the purchase price will be recognized as goodwill and amortized over ten years.

                  A copy of the Company's press release announcing the Merger is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

        (c)      Exhibits

                                  EXHIBIT INDEX

        99.1   Press Release of SportsLine USA, Inc. dated June 29, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SPORTSLINE USA, INC.

Date:  July 9, 1998                          By:    /S/ KENNETH W. SANDERS
                                                ----------------------------
                                                      Kenneth W. Sanders
                                                    Chief Financial Officer

                                Page 2 of 2 Pages

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                                 EXHIBIT INDEX

Exhibit                           Description
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99.1        Press Release of Sportsline USA, Inc. dated June 29, 1998.